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                                                                Exhibit 5.1

                          FOSTER PEPPER & SHEFELMAN
                        1111 Third Avenue, Suite 3400
                          Seattle, Washington 98101


                                May 16, 1995

Board of Directors
Price/Costco, Inc.
999 Lake Drive
Issaquah, Washington 98027

Gentlemen:

     In connection with the registration under the Securities Act of 1933, as amended, of senior notes in the principal amount of $300,000,000 (the "Notes") of Price/Costco, Inc. (the "Company"), and specifically with respect to that certain Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission for the purpose of such registration, you have asked that we render certain opinions in connection with the issuance of the Notes.

     In connection with the opinions expressed below, we have examined and are familiar with:

     (a) the form of Trust Indenture between the Company and American Bank, National Association, as Trustee, which includes the form of Note;

     (b) the resolutions of the Board of Directors of the Company pertaining to the offering of the Notes and the Registration Statement adopted at a meeting of the Board on May 15, 1995; and

     (c)  the Registration Statement.

     Based upon the foregoing examination, and after consideration of applicable law, it is our opinion that the Notes to be issued and sold by the Company pursuant to the Registration Statement have been duly authorized and, when sold and after receipt of payment therefor, will constitute a valid and binding obligation of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the rights of creditors generally, and to general equity principles.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to our firm under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.

                                Respectfully submitted,

                                FOSTER PEPPER & SHEFELMAN

                                /s/David R. Wilson

                                David R. Wilson